UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

ANNEXON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39402	27-5414423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

180 Kimball Way, Suite 200

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 822-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ANNX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 5, 2021, William Young and Carol Gallagher, PharmD each retired from the Board of Directors (the “Board”) of Annexon, Inc. (the “Company”), effective immediately. Existing director Thomas G. Wiggins was appointed as Chairman of the Board following Mr. Young’s retirement from the position. Mr. Young will continue to be engaged with the Company in a consulting capacity.

(d) On February 5, 2021, the Board appointed William H. Carson, M.D. to the Board as a Class I director, effective immediately, with a term expiring at the 2021 annual meeting of stockholders and until his successor has been elected and qualified.

Pursuant to the Company’s non-employee director compensation program, as a non-employee director, Dr. Carson will receive (i) a $35,000 annual retainer for his service on the Board, prorated for the remainder of the first quarter of 2021, (ii) upon his appointment, an automatic initial grant of a stock option to purchase 20,000 shares of Common Stock under the Company’s 2020 Incentive Award Plan and (iii) on the date of each annual stockholder meeting, an automatic grant of a stock option to purchase 10,000 shares of Common Stock under the Company’s 2020 Incentive Award Plan. The foregoing description is qualified in its entirety by reference to the text of the Company’s non-employee director compensation program, the form of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2020.

In addition, Dr. Carson will enter into the Company’s standard indemnification and advancement agreement for directors and executive officers, the form of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 2, 2020.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, dated February 8, 2021, announcing the appointment of Dr. Carson to the Board is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 8, 2021.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements include, but are not limited to, statements about Mr. Young’s continued engagement with the Company in a consulting capacity. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the Company’s history of net operating losses; the Company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the Company’s product candidates; the effects of COVID-19 or other public health crises on the Company’s clinical programs and business operations; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the Company’s product candidates; the Company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the Company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 filed with the SEC on November 16, 2020 and the Company’s other filings with the SEC. Any forward-looking statements that the Company makes in this Current Report on Form 8-K are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this report. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNEXON, INC.

Date: February 8, 2021	By:	/s/ Jennifer Lew Jennifer Lew Executive Vice President and Chief Financial Officer